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Exhibit 99.1

For Immediate Release

Contact:	Tim McKenna / Carrie Doyle (investors) 312-580-4637 / 312-580-4865 Megan Gallagher 312-580-2289 (media) www.smurfit-stone.com

SMURFIT-STONE REPORTS EARNINGS
OF $.10/SHARE IN SECOND QUARTER 2002

CHICAGO, July 23, 2002—Smurfit-Stone Container Corporation (Nasdaq: SSCC) today reported income before extraordinary item of $27 million, or $.10 per diluted share, for the second quarter of 2002. The company recorded a $.02 per share extraordinary charge related to the early extinguishment of debt in the quarter. Income before extraordinary item in the year-ago quarter was $17 million, or $.06 per diluted share. Sales for the second quarter of 2002 were $2,051 million, compared to $2,115 million in the second quarter of last year.

        For the first half ended June 30, 2002, Smurfit-Stone reported income before extraordinary item of $36 million, or $.12 per diluted share, compared to year-ago earnings of $36 million, or $.12 per diluted share. Sales for the first half were $3,981 million, compared to $4,298 million in the first half of 2001.

        Earnings for the second quarter and first half of 2001 included goodwill amortization of $22 million, or $.09 per diluted share, and $45 million, or $.18 per diluted share, respectively. Goodwill amortization was eliminated effective January 1, 2002, when the company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

        Commenting on the quarter, Patrick J. Moore, president and chief executive officer, said that recovering demand, renewed customer focus and improved volumes in folding cartons and multiwall bags contributed to the profit increase. "The improvement in container shipments reflects improved demand and the company's success at steadily rebuilding its customer base after three years of restructuring. Corrugated container pricing remained relatively stable in the quarter."

        Lower energy expenses and increases in product volumes offset higher recovered fiber costs. The company took 131,000 tons of economic downtime in its containerboard system in the second quarter, compared to 279,000 tons in the first quarter, because of rebounding demand. Total containerboard downtime in the second quarter was 215,000 tons compared to 320,000 in the first quarter. Despite the lower levels of downtime, the company's containerboard inventories declined slightly from the end of the first quarter.

        Interest expense in the second quarter declined 25 percent to $88 million from $118 million in the prior year. During the quarter, the company reduced debt levels by $170 million, ending the quarter at $4,830 million in total debt. Stone Container Corporation, a wholly owned subsidiary of Smurfit-Stone Container Corporation, completed the issuance of $400 million of 8-3/8% senior unsecured notes to prepay bank debt maturing in 2003. Stone Container is currently refinancing $1,300 million in bank term loans, with the completion scheduled for late July. Capital spending in the second quarter was $49 million, which is comparable with year-ago spending.

        Looking ahead, Smurfit-Stone anticipates continued tight supply and low inventory levels in containerboard, as well as some stabilization in recovered fiber prices.

        "Although we will continue to face significant challenges in the second half of 2002," said Moore, "Smurfit-Stone has met or exceeded its cash flow targets through a difficult cyclical downturn. We are well positioned to capitalize on a cyclical upturn across our product lines. We plan to continue our strategic focus on profitable revenue growth, cost cutting and debt reduction."

        Smurfit-Stone discusses its quarterly financial performance on conference calls broadcast live and archived on its website, www.smurfit-stone.com. The second quarter call will be Tuesday, July 23, at 8:00 a.m. Central Time.

# # #

        Smurfit-Stone Container Corporation (Nasdaq: SSCC) is the industry's leading integrated manufacturer of paperboard- and paper-based packaging. Smurfit-Stone is a leading producer of containerboard, including white top linerboard and recycled medium; corrugated containers; multiwall bags; clay-coated recycled boxboard; and is the world's largest paper recycler. In addition, Smurfit-Stone is a leading producer of solid bleached sulfate, folding cartons, paper tubes and cores, and labels. The company operates approximately 300 facilities worldwide and employs approximately 38,500 people.

        This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, continued pricing pressures in key product lines, seasonality and higher recycled fiber costs, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

SMURFIT-STONE CONTAINER CORPORATION
 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2002	2001	2002	2001
Net sales	$2,051	$2,115	$3,981	$4,298
Costs and expenses (Note 1)	1,915	1,956	3,743	3,968

Income from operations	136	159	238	330
Interest expense, net	(88)	(118)	(180)	(249)
Other, net	(4)	(1)		5

Income before income taxes and extraordinary item	44	40	58	86
Provision for income taxes	(17)	(23)	(22)	(50)

Income before extraordinary item	27	17	36	36
Extraordinary item: Loss from early extinguishment of debt, net of income taxes	(4)	(2)	(4)	(6)

Net income	23	15	32	30
Preferred stock dividends	(3)	(3)	(6)	(6)

Net income available to common stockholders	$20	$12	$26	$24

Basic earnings per common share
Income before extraordinary item	$0.10	$0.06	$0.12	$0.12
Extraordinary item	(0.02)	(0.01)	(0.01)	(0.02)

Net income available to common stockholders	$0.08	$0.05	$0.11	$0.10

Weighted average shares outstanding	244	244	244	244
Diluted earnings per common share
Income before extraordinary item	$0.10	$0.06	$0.12	$0.12
Extraordinary item	(0.02)	(0.01)	(0.01)	(0.02)

Net income available to common stockholders	$0.08	$0.05	$0.11	$0.10

Weighted average shares outstanding	247	245	247	245
Note 1:	2002 includes restructuring charges of zero for the 2nd quarter and $7 million year-to-date.
2001 includes restructuring charges of $4 million for the 2nd quarter and year-to-date.

SMURFIT-STONE CONTAINER CORPORATION
PRODUCTION AND SHIPMENTS

	2002			2001
	1st Qtr	2nd Qtr	YTD	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Containerboard Mill Production (M tons)
North America	1,595	1,674	3,269	1,625	1,653	1,701	1,661	6,640
International	105	109	214	107	100	102	102	411

Total	1,700	1,783	3,483	1,732	1,753	1,803	1,763	7,051
SBS / Bleached Board Production (M tons)	72	79	151	75	80	80	71	306
Coated Boxboard Production (M tons)
North America	149	137	286	149	135	143	142	569
International	17	18	35	22	18	20	18	78

Total	166	155	321	171	153	163	160	647
Uncoated Boxboard Production (M tons)	31	32	63	37	32	31	28	128
Kraft Paper Production (M tons)	66	71	137	83	57	82	65	287
Market Pulp Production (M tons)	145	135	280	110	149	143	143	545
Corrugated Shipments (BSF)
North America	19.2	20.5	39.7	19.8	20.2	19.8	19.3	79.1
International	3.1	3.3	6.4	3.1	3.1	3.1	3.0	12.3

Total	22.3	23.8	46.1	22.9	23.3	22.9	22.3	91.4
Folding Carton Shipments (M tons)	122	125	247	133	131	135	124	523
Multiwall Bag Shipments (MM bags)	271	300	571	271	262	287	278	1,098
Fiber Reclaimed and Brokered (M tons)	1,632	1,638	3,270	1,733	1,650	1,642	1,689	6,714

SSCC SUPPLEMENTARY FINANCIAL INFORMATION
($ Millions)

	Three Months Ended June 30,				Six Months Ended June 30,
Segment Results	Containerboard & Corrugated Containers	Consumer Packaging	Other	Total	Containerboard & Corrugated Containers	Consumer Packaging	Other	Total
2002:
Revenues	1,373	444	234	2,051	2,665	872	444	3,981
Segment profit (loss)	117	36	(109)	44	204	67	(213)	58
2001:
Revenues	1,467	434	214	2,115	2,964	884	450	4,298
Segment profit (loss)	165	31	(156)	40	316	66	(296)	86
Balance sheet	06/30/2002	03/31/2002	12/31/2001
Total debt	4,830	5,000	4,966
	Three Months Ended June 30,		Six Months Ended June 30,
Cash Flows
	2002	2001	2002	2001
Depreciation and depletion	100	98	199	192
Goodwill amortization	—	22	—	45
Expenditures for property, plant and equipment	49	49	83	101

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  Exhibit 99.1